Exhibit 99.1

Skyward Specialty Insurance Group Reports Third Quarter 2025 Results
Houston, TX – October 29, 2025 – Skyward Specialty Insurance Group, Inc. (Nasdaq: SKWD) (“Skyward Specialty” or the “Company”) today reported third quarter 2025 net income of $45.9 million, or $1.10 per diluted share, compared to $36.7 million, or $0.89 per diluted share, for the same 2024 period. Net income for the first nine months of 2025 was $126.8 million, or $3.03 per diluted share, compared to $104.4 million, or $2.53 per diluted share, for the same 2024 period.
Adjusted operating income(1) for the third quarter of 2025 was $44.0 million, or $1.05 per diluted share, compared to $29.4 million, or $0.71 per diluted share, for the same 2024 period. Adjusted operating income(1) for the first nine months of 2025 was $118.6 million, or $2.84 per diluted share, compared to $93.4 million, or $2.26 per diluted share, for the same 2024 period.
Highlights for the third quarter included:
•Gross written premiums of $606.5 million, an increase of 51.6% compared to 2024;
•Combined ratio of 89.2%;
•Ex-Cat combined ratio of 88.6%;
•Annualized return on equity of 19.3% for the nine months ended September 30, 2025; and,
•Book value per share of $23.75, an increase of 20% compared to December 31, 2024.

(1) See “Reconciliation of Non-GAAP Financial Measures”
Skyward Specialty Chairman and CEO Andrew Robinson commented, “Our third quarter results were exceptional, extending our track record of profitable growth and double-digit returns. Gross written premiums grew more than 50%, we achieved a Company-best combined ratio of 89.2% and annualized return on equity of 19.3%. Five of our nine divisions grew by more than 25% in the quarter, led by the agriculture and credit (re)insurance division. These results underscore the strength and discipline of our “Rule Our Niche” strategy and the benefits of our intentionally diversified portfolio, much of which is less exposed to P&C market cycles. Even as competition increases in parts of the market, our teams continue to respond with discipline, leaning in where returns meet our standards and stepping back where they do not.”
“Our results reflect our excellent execution of our “Rule Our Niche” strategy and relentless focus on creating sustainable value. As we prepare for the expected close of the Apollo acquisition early in the new year, we remain confident in our outlook for the balance of the year and beyond.”

Results of Operations
Underwriting Results

Premiums
($ in thousands)	Three months ended September 30,			Nine months ended September 30,
unaudited	2025	2024	% Change	2025	2024	% Change
Gross written premiums	$606,509	$400,014	51.6%	$1,726,749	$1,354,877	27.4%
Ceded written premiums	$(165,342)	$(131,692)	25.6%	$(603,098)	$(502,326)	20.1%
Net retention	72.7%	67.1%	NM (1)	65.1%	62.9%	NM (1)
Net written premiums	$441,167	$268,322	64.4%	$1,123,651	$852,551	31.8%
Net earned premiums	$351,797	$269,557	30.5%	$947,705	$763,482	24.1%
(1) Not meaningful

The increases in gross written premiums for the third quarter and first nine months of 2025, when compared to the same 2024 periods, were primarily driven by growth from the agriculture and credit (re)insurance division. Specialty programs, accident & health, captives and surety also contributed meaningfully to the growth.

Combined Ratio	Three months ended September 30,		Nine months ended September 30,
(unaudited)	2025	2024	2025	2024
Non-cat loss and LAE	60.2%	60.6%	60.1%	60.6%
Cat loss and LAE(1)	0.6%	2.8%	1.3%	1.5%
Prior accident year development - LPT	0.0%	(0.1)%	0.0%	(0.1)%
Loss Ratio	60.8%	63.3%	61.4%	62.0%
Net policy acquisition costs	14.0%	13.9%	14.6%	13.9%
Other operating and general expenses	14.9%	15.7%	14.3%	15.8%
Commission and fee income	(0.5)%	(0.7)%	(0.7)%	(0.8)%
Expense ratio	28.4%	28.9%	28.2%	28.9%
Combined ratio	89.2%	92.2%	89.6%	90.9%
Ex-Cat Combined Ratio(2)	88.6%	89.4%	88.3%	89.4%

(1) Current accident year
(2) Defined as the combined ratio excluding cat loss and LAE(1)

The loss ratios for the third quarter and first nine months of 2025 improved 2.5 points and 0.6 points when compared to the same 2024 periods, respectively. Catastrophe losses in the third quarter decreased when compared to the same 2024 period, which was impacted by higher catastrophe losses, primarily from Hurricanes Helene and Beryl. The first nine months of 2025 were impacted by convective storms in the Midwest and the California wildfires.
The expense ratios for the third quarter and first nine months of 2025 improved 0.5 points and 0.7 points, respectively, when compared to the same 2024 periods due to earnings leverage partially offset by higher acquisition costs due to the business mix shift.
The expense ratios for all periods presented exclude the impact of IPO related stock compensation, Apollo acquisition-related expenses and secondary offering expenses, which are reported in other expenses in our condensed consolidated statements of operations and comprehensive income.

Investment Results

Net Investment Income
$ in thousands	Three months ended September 30,		Nine months ended September 30,
(unaudited)	2025	2024	2025	2024
Short-term investments & cash and cash equivalents	$4,130	$4,537	$12,745	$13,645
Fixed income	20,806	15,458	55,358	41,722
Equities	133	596	1,321	1,974
Alternative & strategic investments	(2,889)	(1,056)	(9,317)	2,525
Net investment income	$22,180	$19,535	$60,107	$59,866
Net unrealized (losses) gains on securities still held	$(8,987)	$8,378	$(6,677)	$15,609
Net realized gains	15,868	1,795	23,597	1,146
Net investment gains	$6,881	$10,173	$16,920	$16,755

Net investment income for the third quarter and first nine months of 2025 increased $2.6 million and $0.2 million, respectively when compared to the same 2024 periods, driven by increased income from our fixed income portfolio due to a higher yield and larger asset base.
The alternative & strategic investments portfolio continued to be impacted by the decline in the fair value of limited partnership investments. The decreases in income from the short-term investments & cash and cash equivalents was due to an overall decrease in yields when compared to the same 2024 periods. The decrease in income from equities was due to the sale of the equity portfolio in the third quarter of 2025.
Stockholders’ Equity
Stockholders’ equity was $961.4 million at September 30, 2025 which represented an increase of 6.8% when compared to stockholders' equity of $899.9 million at June 30, 2025. The increase in stockholders’ equity was primarily due to an increase in the market value of our investment portfolio and net income.

Conference Call
At 12:00 p.m. eastern time tomorrow, October 30, 2025, Skyward Specialty management will hold a conference call to discuss quarterly results with insurance industry analysts. Interested parties may listen to the discussion at investors.skywardinsurance.com under Events & Presentations. Additionally, investors can access the earnings call via conference call by registering via the conference link. Users will receive dial-in information and a unique PIN to join the call upon registering.
Non-GAAP Financial Measures
This release contains certain financial measures and ratios that are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). We refer to these measures as “non-GAAP financial measures.” We use these non-GAAP financial measures when planning, monitoring, and evaluating our performance.
We consider these non-GAAP financial measures to be useful metrics for our management and investors to facilitate operating performance comparisons from period to period. While we believe that these non-GAAP financial measures are useful in evaluating our business, this information should be considered supplemental in nature and is not meant to be a substitute for revenue or net income, in each case as recognized in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate such measures differently, which reduces their usefulness as comparative measures. For more information regarding these non-GAAP financial measures and a reconciliation of such measures to comparable GAAP financial measures, see the section entitled “Reconciliation of Non-GAAP Financial Measures.”
About Skyward Specialty Insurance Group, Inc.
Skyward Specialty is a rapidly growing and innovative specialty insurance company, delivering commercial property and casualty products and solutions on a non-admitted and admitted basis. The Company operates through nine underwriting divisions - Accident & Health, Agriculture and Credit (Re)insurance, Captives, Construction & Energy Solutions, Global Property, Professional Lines, Specialty Programs, Surety and Transactional E&S. SKWD stock is traded on the Nasdaq Global Select Market, which represents the top fourth of all Nasdaq listed companies.
Skyward Specialty's subsidiary insurance companies consist of Great Midwest Insurance Company, Houston Specialty Insurance Company, Imperium Insurance Company, and Oklahoma Specialty Insurance Company. These insurance companies are rated A (Excellent) with stable outlook by A.M. Best Company. Additional information about Skyward Specialty can be found on our website at www.skywardinsurance.com.

Forward-Looking Statements
Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are typically, but not always, identified through use of the words “believe,” “expect,” “enable,” “may,” “will,” “could,” “intends,” “estimate,” “anticipate,” “plan,” “predict,” “probable,” “potential,” “possible,” “should,” “continue,” and other words of similar meaning. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in Skyward Specialty's Form 10-K, and include (but are not limited to) legislative changes at both the state and federal level, state and federal regulatory rule making promulgations and adjudications, class action litigation involving the insurance industry and judicial decisions affecting claims, policy coverages and the general costs of doing business, the potential loss of key members of our management team or key employees and our ability to attract and retain personnel, the impact of competition on products and pricing, inflation in the costs of the products and services insurance pays for, product development, geographic spread of risk, weather and weather-related events, other types of catastrophic events, our ability to obtain reinsurance coverage at prices and on terms that allow us to transfer risk and adequately protect our company against financial loss, and losses resulting from reinsurance counterparties failing to pay us on reinsurance claims. These forward-looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.
Skyward Specialty Insurance Group, Inc.
Investor contact:
Kevin Reed
kreed@skywardinsurance.com
713-206-7860
or
Media contact:
Haley Doughty
hdoughty@skywardinsurance.com
713-935-4944

Skyward Specialty Insurance Group, Inc.

Consolidated Balance Sheets
($ in thousands, except share and per share amounts)
(unaudited)	September 30, 2025	December 31, 2024
Assets
Investments:
Fixed maturity securities, available-for-sale, at fair value (net of allowance for credit losses of $7,000 and $0, respectively) (amortized cost of $1,800,068 and $1,320,266, respectively)	$1,805,218	$1,292,218
Fixed maturity securities, held-to-maturity, at amortized cost (net of allowance for credit losses of $236 and $243, respectively)	34,568	39,153
Equity securities, at fair value	1,182	106,254
Mortgage loans, at fair value	9,998	26,490
Equity method investments	85,368	98,594
Other long-term investments	50,078	33,182
Short-term investments, at fair value	247,376	274,929
Total investments	2,233,788	1,870,820
Cash and cash equivalents	160,068	121,603
Restricted cash	38,197	35,922
Premiums receivable, net	583,148	321,641
Reinsurance recoverables, net	923,406	857,876
Ceded unearned premium	276,354	203,901
Deferred policy acquisition costs	144,932	113,183
Deferred income taxes	28,022	30,486
Goodwill and intangible assets, net	88,417	87,348
Other assets	117,714	86,698
Total assets	$4,594,046	$3,729,478
Liabilities and stockholders’ equity
Liabilities:
Reserves for losses and loss adjustment expenses	$2,061,774	$1,782,383
Unearned premiums	885,669	637,185
Deferred ceding commission	50,995	40,434
Reinsurance and premium payables	276,750	177,070
Funds held for others	123,304	102,665
Accounts payable and accrued liabilities	114,570	76,206
Notes payable	100,000	100,000
Subordinated debt, net of debt issuance costs	19,561	19,536
Total liabilities	3,632,623	2,935,479
Stockholders’ equity
Common stock, $0.01 par value, 500,000,000 shares authorized, 40,487,365 and 40,127,908 shares issued and outstanding, respectively	405	401
Additional paid-in capital	727,561	718,598
Accumulated other comprehensive income	9,539	(22,120)
Retained earnings	223,918	97,120
Total stockholders’ equity	961,423	793,999
Total liabilities and stockholders’ equity	$4,594,046	$3,729,478

Skyward Specialty Insurance Group, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Income
($ in thousands)	Three months ended September 30,		Nine months ended September 30,
(unaudited)	2025	2024	2025	2024

Revenues:
Net earned premiums	$351,797	$269,557	$947,705	$763,482
Commission and fee income	1,904	1,818	6,440	5,897
Net investment income	22,180	19,535	60,107	59,866
Net investment gains	6,881	10,173	16,920	16,755
Other loss	(236)	(195)	(216)	(202)
Total revenues	382,526	300,888	1,030,956	845,798
Expenses:
Losses and loss adjustment expenses	213,780	170,521	582,351	473,489
Underwriting, acquisition and insurance expenses	101,676	79,817	273,823	226,270
Interest expense	1,919	2,229	5,629	7,405
Amortization expense	455	351	1,164	1,099
Other expenses	4,149	1,117	6,212	3,350
Total expenses	321,979	254,035	869,179	711,613
Income before income taxes	60,547	46,853	161,777	134,185
Income tax expense	14,646	10,185	34,979	29,763
Net income	$45,901	$36,668	$126,798	$104,422
Comprehensive income:
Net income	$45,901	$36,668	$126,798	$104,422
Other comprehensive income:
Unrealized gains and losses on investments:
Net change in unrealized gains on investments, net of tax	6,740	31,396	30,000	24,527
Reclassification adjustment for gains (losses) on securities no longer held, net of tax	5,465	(1,963)	1,659	(3,277)
Total other comprehensive income	12,205	29,433	31,659	21,250
Comprehensive income	$58,106	$66,101	$158,457	$125,672

Skyward Specialty Insurance Group, Inc.

Share and Per Share Data
($ in thousands, except share and per share amounts)	Three months ended September 30,		Nine months ended September 30,
(unaudited)	2025	2024	2025	2024

Weighted average basic shares	40,487,069	40,098,345	40,377,864	40,039,269
Weighted average diluted shares	41,868,449	41,428,557	41,784,976	41,302,108

Basic earnings per share	$1.13	$0.91	$3.14	$2.61
Diluted earnings per share	$1.10	$0.89	$3.03	$2.53
Basic adjusted operating earnings per share	$1.09	$0.73	$2.94	$2.33
Diluted adjusted operating earnings per share	$1.05	$0.71	$2.84	$2.26

Annualized ROE (1)	19.7%	19.3%	19.3%	19.1%
Annualized adjusted ROE (2)	18.9%	15.5%	18.0%	17.1%
Annualized ROTE (3)	21.8%	21.8%	21.4%	21.7%
Annualized adjusted ROTE (4)	20.9%	17.5%	20.0%	19.4%

			September 30	December 31
			2025	2024

Shares outstanding			40,487,365	40,127,908
Fully diluted shares outstanding			42,299,010	42,059,182

Book value per share			$23.75	$19.79
Fully diluted book value per share			$22.73	$18.88
Fully diluted tangible book value per share			$20.64	$16.80

(1) Annualized ROE is net income expressed on an annualized basis as a percentage of average beginning and ending stockholders' equity during the period
(2) Annualized adjusted ROE is adjusted operating income expressed on an annualized basis as a percentage of average beginning and ending stockholders' equity during the period
(3) Annualized ROTE is net income expressed on an annualized basis as a percentage of average beginning and ending tangible stockholders' equity during the period
(4) Annualized adjusted ROTE is adjusted operating income expressed on an annualized basis as a percentage of average beginning and ending tangible stockholders' equity during the period

Skyward Specialty Insurance Group, Inc.
Reconciliation of Non-GAAP Financial Measures
Adjusted operating income – We define adjusted operating income as net income excluding the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook, net of tax impact. We use adjusted operating income as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance. Adjusted operating income should not be viewed as a substitute for net income calculated in accordance with GAAP, and other companies may define adjusted operating income differently.

($ in thousands)	Three months ended September 30,				Nine months ended September 30,
(unaudited)	2025		2024		2025		2024
	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax
Income as reported	$60,547	$45,901	$46,853	$36,668	$161,777	$126,798	$134,185	$104,422
Less (add):
Net investment gains	6,881	5,217	10,173	8,037	16,920	13,262	16,755	13,236
Net impact of loss portfolio transfer	—	—	318	251	—	—	800	632
Other loss	(236)	(179)	(195)	(154)	(216)	(169)	(202)	(160)
Other expenses	(4,149)	(3,145)	(1,117)	(882)	(6,212)	(4,869)	(3,350)	(2,647)
Adjusted operating income	$58,051	$44,008	$37,674	$29,416	$151,285	$118,574	$120,182	$93,361

Underwriting income – We define underwriting income as net income before income taxes excluding net investment income, net realized and unrealized gains and losses on investments, impairment charges, interest expense, amortization expense and other income and expenses. Underwriting income represents the pre-tax profitability of our underwriting operations and allows us to evaluate our underwriting performance without regard to investment income. We use this metric as we believe it gives our management and other users of our financial information useful insight into our underlying business performance. Underwriting income should not be viewed as a substitute for pre-tax income calculated in accordance with GAAP, and other companies may define underwriting income differently.

($ in thousands)	Three months ended September 30,		Nine months ended September 30,
(unaudited)	2025	2024	2025	2024
Income before income taxes	$60,547	$46,853	$161,777	$134,185
Add:
Interest expense	1,919	2,229	5,629	7,405
Amortization expense	455	351	1,164	1,099
Other expenses	4,149	1,117	6,212	3,350
Less (Add):
Net investment income	22,180	19,535	60,107	59,866
Net investment gains	6,881	10,173	16,920	16,755
Other loss	(236)	(195)	(216)	(202)
Underwriting income	$38,245	$21,037	$97,971	$69,620

Skyward Specialty Insurance Group, Inc.
Reconciliation of Non-GAAP Financial Measures
Tangible Stockholders’ Equity – We define tangible stockholders’ equity as stockholders’ equity less goodwill and intangible assets. Our definition of tangible stockholders’ equity may not be comparable to that of other companies and should not be viewed as a substitute for stockholders’ equity calculated in accordance with GAAP. We use tangible stockholders’ equity internally to evaluate the strength of our balance sheet and to compare returns relative to this measure.

($ in thousands)	September 30,		December 31,
(unaudited)	2025	2024	2024
Stockholders’ equity	$961,423	$797,507	$793,999
Less: Goodwill and intangible assets	88,417	87,607	87,348
Tangible stockholders’ equity	$873,006	$709,900	$706,651

Skyward Specialty Insurance Group, Inc.
Gross Written Premiums by Underwriting Division (Unaudited)

	Three months ended September 30,			Nine months ended September 30,
($ in thousands)	2025	2024	% Change	2025	2024	% Change
Accident & Health	$63,147	$43,490	45.2%	$186,805	$128,479	45.4%
Agriculture and Credit (Re)insurance	168,105	17,044	886.3%	327,525	96,957	237.8%
Captives	67,956	53,630	26.7%	213,318	184,137	15.8%
Construction & Energy Solutions	66,576	70,309	(5.3)%	215,760	222,745	(3.1)%
Global Property	27,649	37,540	(26.3)%	158,327	183,083	(13.5)%
Professional Lines	35,598	40,310	(11.7)%	114,911	120,655	(4.8)%
Specialty Programs	82,771	54,434	52.1%	231,401	166,256	39.2%
Surety	43,737	34,592	26.4%	122,272	106,076	15.3%
Transactional E&S	50,950	48,665	4.7%	156,417	146,506	6.8%
Total gross written premiums(1)	$606,489	$400,014	51.6%	$1,726,736	$1,354,894	27.4%

(1) Excludes exited business

	Twelve months ended September 30, 2025
($ in thousands)	2025	% of Total
Accident & Health	$231,399	10.9%
Agriculture and Credit (Re)insurance	348,638	16.5%
Captives	271,083	12.8%
Construction & Energy Solutions	289,597	13.7%
Global Property	177,039	8.4%
Professional Lines	154,041	7.3%
Specialty Programs	283,552	13.4%
Surety	160,161	7.6%
Transactional E&S	199,581	9.4%
Total gross written premiums(1)	$2,115,091	100.0%
(1) Excludes exited business